                                                                    Exhibit 4.21

                              CERTIFICATE OF TRUST
                                       OF
                                CHASE CAPITAL IV

        THIS Certificate of Trust of Chase Capital IV (the "Trust"), dated as of September 23, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801, et seq.).

        1.      Name. The name of the business trust formed hereby is Chase
Capital IV.

        2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

        3. Effective Date. This Certificate of Trust shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                        THE BANK OF NEW YORK (DELAWARE),
                                              as Delaware Trustee


                                        By: /s/ Mary Jane Morrissey
                                            -----------------------------
                                            Name: Mary Jane Morrissey
                                            Title: Vice President



                                        DEBORAH L. DUNCAN, as Regular Trustee


                                            /s/ Deborah L. Duncan
                                            -----------------------------
                                            Deborah L. Duncan




                                        DON TAGGART, as Regular Trustee


                                            /s/ Don Taggart
                                            -----------------------------
                                            Don Taggart